UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 27, 2006

(Exact name of registrant as specified in its charter)

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 110 S. Ferrall Street, Spokane, WA 99202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 534-6200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with Jeffrey D. Thomas

On September 27, 2006, Ambassadors Group, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with its President and Chief Executive Officer, Jeffrey D. Thomas. The terms of Mr. Thomas' employment under the Agreement commence as of September 27, 2006, and shall terminate upon eighteen (18) months following notification by either party to terminate his employment, unless sooner terminated in accordance with the Agreement.

Pursuant to the terms of the Agreement, Mr. Thomas will receive an annual base salary of $400,000, which will be reviewed at least annually by the Company’s Compensation Committee, and will be eligible to participate in the Company’s annual cash incentive plan. In addition, the Agreement provides that the Compensation Committee may grant options and restricted stock to Mr. Thomas while he is employed by the Company. During the term of Mr. Thomas’ employment, he will be entitled to participate in employee pension and welfare benefit plans available to the Company’s senior members of management. In addition, the Company will advance or reimburse Mr. Thomas for all reasonable expenses incurred in connection with the performance of his services under the Agreement.

The Agreement may be terminated by the Company for “cause” as defined in the Agreement. In addition, Mr. Thomas may resign from the Company for “good reason” as defined in the Agreement. If Mr. Thomas is terminated by the Company other than for “cause” or death or disability, or resigns from the Company for “good reason,” his unvested stock options and restricted stock grants shall immediately vest. In the event that notice of termination is given in anticipation of, or within the two (2) year period immediately following a “change in control”, as defined in the Agreement, Mr. Thomas will be entitled to receive, in addition to the amounts provided for in the Agreement, an amount equal to the average of his annual base salary and average annual bonus for the two (2) full fiscal years immediately preceding termination.

The Agreement also contains certain restrictive covenants and other prohibitions that preclude Mr. Thomas from competing with the Company or soliciting its employees or customers following termination. The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement by and between Ambassadors Group, Inc. and Jeffrey D. Thomas, dated September 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date: October 3, 2006	By:	/ s/ Chadwick J. Byrd
Chadwick J. Byrd Chief Financial Officer

EXHIBIT INDEX

No.	Description
10.1	Employment Agreement by and between Ambassadors Group, Inc. and Jeffrey D. Thomas, dated September 27, 2006.